EXHIBIT 99.1

PRESS RELEASE OF PAYCHEX, INC. DATED SEPTEMBER 30, 2021

Paychex, Inc. Reports First Quarter Results:

Revenue Grew 16%  and Diluted Earnings Per Share Grew 56%;

Company Raises Business Outlook for the Year

Rochester, N.Y. - (September 30, 2021)  -  Paychex, Inc.  (the “Company,” “Paychex,” “we,” “our,” or “us”) today announced the following results for the quarter ended August 31, 2021 (the “first quarter”), as compared to the corresponding prior-year period:

	For the three months ended
	August 31,
In millions, except per share amounts	2021	2020	Change(2)
Total service revenue	$1,068.4	$917.3	16%
Total revenue	$1,082.9	$932.2	16%
Operating income	$442.9	$284.0	56%
Diluted earnings per share	$0.92	$0.59	56%
Adjusted diluted earnings per share(1)	$0.89	$0.63	41%

(1)Adjusted diluted earnings per share is not a United States (“U.S.”) generally accepted accounting principle (“GAAP”) measure. Adjusted diluted earnings per share in both periods included an adjustment for net tax windfall benefits related to employee stock-based compensation payments. In the prior year period, adjusted diluted earnings per share included an adjustment for one-time non-recurring cost saving initiatives. Please refer to the “Non-GAAP Financial Measures” section on page 3 of this press release for a discussion of non-GAAP measures and a reconciliation to the U.S. GAAP measure of diluted earnings per share.

(2)Percentage changes are calculated based on unrounded numbers.

 Martin Mucci, President and Chief Executive Officer, commented, “Fiscal 2022 is off to a strong start as we achieved double-digit growth in both revenue and earnings. These results reflected improvement in the economy, continued momentum in sales, and strong levels of client retention. Our sales performance was driven by ongoing strength in both digital and HR Outsourcing sales and solid growth in the mid-market space. Our client retention was a function of the resilience of small businesses and the value provided by our unique blend of technology solutions and expertise that help our clients navigate this challenging environment.

The COVID-19 pandemic has dramatically altered the world of work and accelerated digital transformation for many businesses. Our latest annual Paychex Pulse of HR Report indicated that the current top challenge for HR professionals is recruiting talent. HR leaders also indicated that technology plays a crucial role in recruiting employees and maintaining an engaged workplace. Paychex continues to be a leader in innovative technology solutions, and our most recent product release introduced enhancements and new solutions focused on helping employers hire and retain top talent in this challenging environment.”

Mr. Mucci continued, “On August 26th, I had the pleasure of ringing the opening bell at the Nasdaq MarketSite in celebration of the 50th anniversary of the Company.  Over the past 50 years, Paychex has transitioned to become a technology-enabled service provider with more than 710,000 clients across the

U.S. and Europe.  We have a track record of technological innovation backed by world class service and we continue to execute on our commitment to deliver HCM solutions that make life simple for our clients.”

First Quarter Business Highlights

Highlights as compared to the corresponding prior-year period are as follows:

Management Solutions revenue was $805.5 million, an increase of 17%,  led by the following:

•	Increase in our client base and penetration of our suite of solutions, primarily HR outsourcing and time and attendance.
•	Higher checks per client as our clients’ employees return to work.
•	Higher revenue per check reflecting better price realization.

PEO and Insurance Solutions revenue was $262.9 million, an increase of 14%,  driven by the following:

•	Increase in the number of worksite employees and the impact of an increase in average wages per worksite employee.
•	Higher revenue on state unemployment insurance.
•	Increase in PEO health insurance revenue.

Interest on funds held for clients decreased 3% to $14.5 million, impacted by the following:

•	Lower average interest rates, partially offset by
•	Increase in average investment balances; impacted by growth in our overall client base and improving macroeconomic conditions.

Total expenses decreased 1% to $640.0 million. Excluding one-time costs of $31.2 million in the prior year, total expenses increased 4%, impacted by the following:

•	As noted above, growth in PEO worksite employees and health insurance revenue led to an increase in PEO direct insurance costs.
•	Increase in fringe benefits to our employees, and
•	Continued investment in product development and information technology.

Operating income increased 56% to $442.9 million as a result of double-digit revenue growth and slight expense reduction from the prior year.  Operating margin (operating income as a percentage of total revenue) was 40.9% compared to 30.5% for the prior-year period.  Adjusted operating income(1), which excludes the impact of one-time costs, increased 41% for the first quarter compared to the prior year.  Adjusted operating margin(1) was 40.9% for the first quarter, compared to 33.8% for the prior year period.

(1)

Adjusted operating income and adjusted operating margin are not U.S. GAAP measures. Adjusted operating margin is calculated as operating margin, adjusted for one-time non-recurring items, as a percentage of total revenue. Please refer to the “Non-GAAP Financial Measures” section on page 3 of this press release for a discussion of these non-GAAP measures and a reconciliation to the most comparable U.S. GAAP measure of operating income.

Our effective income tax rate was 24.9% compared to 23.4% for the  prior-year period.  This increase was the result of an increase in state taxes. Both periods were impacted by the recognition of net discrete tax benefits related to employee stock-based compensation payments.

Financial Position and Liquidity

Our financial position and cash flow generation remained strong. As of August 31, 2021, we had:

•	Cash, restricted cash, and total corporate investments of $1.2 billion.
•	Short-term and long-term borrowings, net of debt issuance costs, of $804.5 million.
•	Cash flows from operations were $385.6 million for the first quarter.

Return to Shareholders in the First Quarter

•	Paid quarterly dividends of $0.66 per share totaling $238.1 million.

Non-GAAP Financial Measures

	For the three months ended
	August 31,
$ in millions	2021	2020	Change(1)
Operating income	$442.9	$284.0	56%
Non-GAAP adjustments:
Cost-saving initiatives(2)	—	31.2
Total non-GAAP adjustments	—	31.2
Adjusted operating income	$442.9	$315.2	41%

Net income	$333.6	$211.6	58%
Non-GAAP adjustments:
Excess tax benefit related to employee stock-based compensation payments(3)	(10.4)	(7.0)
Cost-saving initiatives(2)	—	23.4
Total non-GAAP adjustments	(10.4)	16.4
Adjusted net income	$323.2	$228.0	42%

Diluted earnings per share(4)	$0.92	$0.59	56%
Non-GAAP adjustments:
Excess tax benefit related to employee stock-based compensation payments(3)	(0.03)	(0.02)
Cost-saving initiatives(2)	—	0.06
Total non-GAAP adjustments	(0.03)	0.05
Adjusted diluted earnings per share	$0.89	$0.63	41%

Net income	$333.6	$211.6	58%
Non-GAAP adjustments:
Interest expense, net	9.0	8.4
Income taxes	110.3	64.5
Depreciation and amortization expense	45.7	49.6
Total non-GAAP adjustments	165.0	122.5
EBITDA	498.6	334.1	49%
Cost-saving initiatives(2)	—	31.2
Adjusted EBITDA	$498.6	$365.3	36%

(1)	Percentage changes are calculated based on unrounded numbers.
(2)

One-time costs and corresponding tax benefit recognized during fiscal 2021 related to the acceleration of cost-saving initiatives, including the long-term strategy to reduce our geographic footprint and headcount optimization. These events are not expected to recur.

(3)

Net tax windfall benefits related to employee stock-based compensation payments recognized in income taxes. This item is subject to volatility and will vary based on employee decisions on exercising employee stock options and fluctuations in our stock price, neither of which is within the control of management.

(4)	The calculation of the impact of non-GAAP adjustments on diluted earnings per share is performed on each line independently. The table may not add down by +/- $0.01 due to rounding.

In addition to reporting operating income, net income, and diluted earnings per share, which are U.S. GAAP measures, we present adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), and adjusted EBITDA, which are non-GAAP measures. We believe these additional measures are indicators of our core business operations performance period over period. Adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, and adjusted EBITDA, are not calculated through the application of U.S. GAAP and are not required forms of disclosure by the Securities and Exchange Commission (“SEC”). As such, they should not be considered a substitute for the U.S. GAAP measures of operating income, net income, and diluted earnings per share, and, therefore, they should not be used in isolation but in conjunction with the U.S. GAAP measures. The use of any non-GAAP measure may produce results that vary from the U.S. GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Business Outlook

Our outlook for the fiscal year ending May 31, 2022 (“fiscal 2022”) incorporates current assumptions and market conditions. Changes in the macroeconomic environment could alter our guidance. With consideration of these impacts, we have updated our guidance as follows:

•	Management Solutions revenue is now anticipated to grow approximately 8%;
•	Total revenue is also anticipated to grow approximately 8%;
•	Adjusted operating margin(1) is anticipated to increase to a range of 38% to 39%;
•	Adjusted EBITDA margin(1) is anticipated to increase to approximately 43%;
•	Other expense, net is now anticipated to be in the range of $23 million to $26 million; and
•	Adjusted diluted earnings per share(2) is now anticipated to grow in the range of 12% to 14%.

Other aspects of our guidance for fiscal 2022 remain unchanged from what we provided previously.

(1) Adjusted operating margin and adjusted EBITDA margin are not U.S. GAAP measures. Adjusted operating margin is calculated as operating margin, adjusted for one-time non-recurring items, as a percentage of total revenue. Adjusted EBITDA margin is calculated as net income, adjusted for interest, taxes, depreciation, amortization, and one-time non-recurring items, as a percentage of total revenue.  We believe that the exclusion of certain one-time non-recurring items when calculating these measures provides a better indicator of our core business operations’ performance period over period.

(2) Adjusted diluted earnings per share is not a U.S. GAAP measure. Please refer to the “Non-GAAP Financial Measures” section on page 3 of this press release for a discussion of this non-GAAP measure and a reconciliation to the most comparable U.S. GAAP measure of diluted earnings per share.

Environmental, Social, and Governance (“ESG”)

As part of what it means to be Paychex, we are focusing our ESG efforts on where we can make the most positive impact. To learn more about our latest initiatives, please visit https://www.paychex.com/corporate/corporate-responsibility. The information available on our website is not a part of, and is not incorporated into, this press release.

Quarterly Report on Form 10-Q (“Form 10-Q”)

We anticipate filing our Form 10-Q for the first quarter within the next few days, and it will be available at https://investor.paychex.com.  This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in that Form 10-Q.

Webcast Details

Interested parties may access the webcast of our Earnings Release Conference Call, scheduled for September 30, 2021,  at 9:30 a.m. Eastern Time, at https://investor.paychex.com.  The webcast will be archived for approximately 90 days. Our news releases, current financial information, SEC filings, and investor presentations are also accessible at https://investor.paychex.com.

For more information, contact:

Investor Relations:	Efrain Rivera, CFO, or Terri Allen	585‑383‑3406
Media Inquiries:	Lisa Fleming, Manager, Public Relations	585‑387-6402

About Paychex

Paychex, Inc. (Nasdaq:PAYX) is a leading provider of integrated human capital management solutions for human resources, payroll, benefits, and insurance services. By combining its innovative software-as-a-service technology and mobility platform with dedicated, personal service, Paychex empowers small- and medium-sized business owners to focus on the growth and management of their business. Backed by 50 years of industry expertise, Paychex serves more than 710,000 payroll clients as of May 31, 2021 across more than 100 locations in the U.S. and Europe, and pays one out of every 12 American private sector employees. Learn more about Paychex by visiting www.paychex.com and stay connected on Twitter (www.twitter.com/paychex) and LinkedIn (www.linkedin.com/company/paychex).

Cautionary Note Regarding Forward-Looking Statements

Certain written and oral statements made by us may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “intend,” “overview,” “outlook,” “guidance,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “believes,” “could be,” “targeting,” and other similar words or phrases. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, or similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-

looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	our ability to keep pace with changes in technology and to provide timely enhancements to our products and services;
•	software defects, undetected errors, or development delays for our products;
•	the possibility of cyberattacks, security vulnerabilities and Internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions;
•	the possibility of failure of our operating facilities, computer systems, or communication systems during a catastrophic event;
•	the failure of third-party service providers to perform their functions;
•	the possibility that we may be subject to additional risks related to our co-employment relationship with our PEO;
•	changes in health insurance and workers’ compensation insurance rates and underlying claim trends;
•	risks related to acquisitions and the integration of the businesses we acquire;
•	our clients’ failure to reimburse us for payments made by us on their behalf;
•	the effect of changes in government regulations mandating the amount of tax withheld or the timing of remittances;
•	our failure to comply with covenants in our debt agreements;
•	changes in governmental regulations and policies;
•	our ability to comply with U.S. and foreign laws and regulations;
•	our compliance with data privacy laws and regulations;
•	our failure to protect our intellectual property rights;
•	potential outcomes related to pending or future litigation matters;
•	the impact of the COVID-19 pandemic on the U.S. and global economy, and in particular on our small- and medium-sized business clients;
•	volatility in the political and economic environment;
•	changes in the availability of qualified people; and
•	the possible effects of negative publicity on our reputation and the value of our brand.

Any of these factors, as well as such other factors as discussed in our SEC filings, could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known as of the date of this press release, and any forward-looking statements made by us in this document speak only as of the date on which they are made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of issuance of this press release to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share amounts)

	For the three months ended
	August 31,
	2021	2020	Change(2)
Revenue:
Management Solutions	$805.5	$687.4	17%
PEO and Insurance Solutions	262.9	229.9	14%
Total service revenue	1,068.4	917.3	16%
Interest on funds held for clients(1)	14.5	14.9	(3)%
Total revenue	1,082.9	932.2	16%
Expenses:
Cost of service revenue	312.5	307.1	2%
Selling, general and administrative expenses	327.5	341.1	(4)%
Total expenses	640.0	648.2	(1)%
Operating income	442.9	284.0	56%
Other income/(expense), net(1)	1.0	(7.9)	n/m
Income before income taxes	443.9	276.1	61%
Income taxes	110.3	64.5	71%
Net income	$333.6	$211.6	58%

Basic earnings per share	$0.93	$0.59	58%
Diluted earnings per share	$0.92	$0.59	56%
Weighted-average common shares outstanding	360.1	359.1
Weighted-average common shares outstanding, assuming dilution	362.8	361.3

(1)Further information on interest on funds held for clients and other expense, net, and the short- and long-term effects of changing interest rates can be found in our filings with the SEC, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, as applicable, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and subheadings “Results of Operations” and “Market Risk Factors.” These filings are accessible at  www.paychex.com.

(2)Percentage changes are calculated based on unrounded numbers.

n/m – not meaningful

PAYCHEX, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except per share amounts)

	August 31,	May 31,
	2021	2021
ASSETS
Cash and cash equivalents	$1,102.0	$995.2
Restricted cash	48.8	51.3
Corporate investments	39.6	36.7
Interest receivable	21.3	24.4
Accounts receivable, net of allowance for doubtful accounts	574.1	578.3
PEO unbilled receivables, net of advance collections	489.1	450.9
Prepaid income taxes	—	33.5
Prepaid expenses and other current assets	260.7	249.2
Current assets before funds held for clients	2,535.6	2,419.5
Funds held for clients	3,781.7	3,750.0
Total current assets	6,317.3	6,169.5
Long-term restricted cash	34.8	37.0
Long-term corporate investments	7.1	7.1
Property and equipment, net of accumulated depreciation	395.4	395.8
Operating lease right-of-use assets, net of accumulated amortization	104.2	103.0
Intangible assets, net of accumulated amortization	260.0	275.8
Goodwill	1,816.7	1,820.7
Long-term deferred costs	387.4	384.1
Other long-term assets	44.4	34.2
Total assets	$9,367.3	$9,227.2

LIABILITIES
Accounts payable	$79.0	$89.0
Accrued corporate compensation and related items	132.0	209.7
Accrued worksite employee compensation and related items	595.6	586.4
Short-term borrowings	7.1	7.4
Accrued income taxes	40.9	—
Deferred revenue	38.6	37.9
Other current liabilities	361.3	336.8
Current liabilities before client fund obligations	1,254.5	1,267.2
Client fund obligations	3,703.4	3,671.0
Total current liabilities	4,957.9	4,938.2
Accrued income taxes	42.3	25.8
Deferred income taxes	225.7	218.0
Long-term borrowings, net of debt issuance costs	797.4	797.3
Operating lease liabilities	92.6	92.4
Other long-term liabilities	207.9	207.5
Total liabilities	6,323.8	6,279.2

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; Authorized: 600.0 shares; Issued and outstanding: 360.6 shares as of August 31, 2021 and 359.8 shares as of May 31, 2021	3.6	3.6
Additional paid-in capital	1,481.5	1,446.7
Retained earnings	1,513.3	1,445.9
Accumulated other comprehensive income	45.1	51.8
Total stockholders’ equity	3,043.5	2,948.0
Total liabilities and stockholders’ equity	$9,367.3	$9,227.2

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	For the three months ended
	August 31,
	2021	2020
OPERATING ACTIVITIES
Net income	$333.6	$211.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45.7	49.6
Amortization of premiums and discounts on available-for-sale ("AFS") securities, net	7.9	9.5
Amortization of deferred contract costs	49.1	47.3
Stock-based compensation costs	12.4	13.3
Provision for/(benefit) from deferred income taxes	11.5	(1.5)
Provision for allowance for doubtful accounts	(3.6)	0.6
Net realized gains on sales of AFS securities	(0.1)	(0.3)
Changes in operating assets and liabilities:
Interest receivable	3.1	2.6
Accounts receivable and PEO unbilled receivables, net	(30.4)	(68.8)
Prepaid expenses and other current assets	23.2	8.3
Accounts payable and other current liabilities	(29.1)	(55.6)
Deferred costs	(53.7)	(43.3)
Net change in other long-term assets and liabilities	17.6	23.7
Net change in operating lease right-of-use assets and liabilities	(1.6)	18.0
Net cash provided by operating activities	385.6	215.0
INVESTING ACTIVITIES
Purchases of AFS securities	(247.5)	(2,475.5)
Proceeds from sales and maturities of AFS securities	256.9	2,260.5
Purchases of property and equipment	(30.4)	(20.7)
Purchases of other assets	(1.3)	(0.6)
Net cash used in investing activities	(22.3)	(236.3)
FINANCING ACTIVITIES
Net change in client fund obligations	32.4	(133.1)
Net change in short-term borrowings	(0.3)	1.0
Dividends paid	(238.1)	(223.2)
Repurchases of common shares	—	(28.8)
Activity related to equity-based plans	(5.7)	1.3
Net cash used in financing activities	(211.7)	(382.8)
Net change in cash, restricted cash, and equivalents	151.6	(404.1)
Cash, restricted cash, and equivalents, beginning of period	1,823.1	1,659.8
Cash, restricted cash, and equivalents, end of period	$1,974.7	$1,255.7

Reconciliation of cash, restricted cash, and equivalents
Cash and cash equivalents	$1,102.0	$835.7
Restricted cash	83.6	75.6
Restricted cash and restricted cash equivalents included in funds held for clients	789.1	344.4
Total cash, restricted cash, and equivalents	$1,974.7	$1,255.7

© 2021 Paychex, Inc.